                                                                  EXHIBIT 10.19


                                   AGREEMENT

                                    Between

                              NEW YORK UNIVERSITY

                                      and

                         CALYPTE BIOMEDICAL CORPORATION

                               Research Agreement

                                June 4, 1993

Mr. Isaac T. Kohlberg
Vice President of Industrial Liaison
NYU Medical Center
550 First Avenue
New York, NY 10016

Dear Isaac:

I have read the Research Agreement ("the Agreement") between New York University and Calypte Biomedical Corporation dated 8/13/93. The contents of the Agreement are fully acceptable to me.

I warrant that I am not bound by or party to any agreement which prohibits or would prohibit the execution and delivery by NYU of the Agreement or the performance or observance by NYU of any term or condition of the Agreement.

I agree to act, to the best of my ability, in accordance with the terms of the Agreement insofar as they relate to me.


                                Sincerely yours,


                                /s/ ALVIN FRIEDMAN-KIEN, M.D.

                                Alvin Friedman-Kien, M.D.

                                  NYU/CALYPTE
                               RESEARCH AGREEMENT



                                   I N D E X
                                   ---------

Section   I.         Definitions                                         page  2

Section   2.         Effective Date                                      page  4

Section   3.         Performance of the NYU Research Project             page  4

Section   4.         Funding of the NYU Research Project                 page  5

Section   5.         Title                                               page  7

Section   6.         Patents and Patent Applications                     page  8

Section   7.         License Rights                                      page  10

Section   8.         Option to Acquire Shares                            page  12

Section   9.         Publication                                         page  13

Section  10.         Expiry and Termination                              page  14

Section  11.         No Assignment                                       page  16

Section  12.         Confidential Information                            page  16

Section  13.         Representations and Warranties by CORPORATION       page  17

Section  14.         Representations and Warranties by NYU               page  18

Section  15.         Use of Name                                         page  19

Section  16.         Miscellaneous                                       page  20

                     Appendix I  - Research Project

                     Appendix II - Stock Purchase Agreement

                                  NYU/CALYPTE
                               RESEARCH AGREEMENT


         This Agreement, made and effective as of August 12th, 1993, (the "Effective Date") is by and between:

         NEW YORK UNIVERSITY (hereinafter "NYU"), a corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012

                                      AND

         CALYPTE BIOMEDICAL CORPORATION (hereinafter "CORPORATION"), a corporation organized and existing under the laws of the State of California having its principal office at 1440 Fourth Street, Berkeley, California 94710.

                                    RECITALS

         WHEREAS, NYU is willing to perform the NYU Research Project (as hereinafter defined) under the direction of Dr. Alvin Friedman-Kien of NYU (hereinafter "the NYU Scientist");

         WHEREAS, CORPORATION is prepared to sponsor the NYU Research Project;

         WHEREAS, subject to the terms and conditions hereinafter set forth, CORPORATION desires to sponsor and NYU is willing to perform the NYU Research Project (as hereinafter defined);

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

         1.      Definitions.

                 Whenever used in this Agreement, the following terms shall have the following meanings:

                 a. "Corporation's Confidential Information" shall mean all confidential or proprietary information of CORPORATION disclosed in writing, or reduced to writing within thirty (30) days of an oral disclosure, and marked "Confidential" by CORPORATION in connection with this Agreement, including without limitation, any product or marketing plan.

                 b. "Field" shall mean the analysis of HIV antibodies in urine.


                 c. "Joint Inventions" shall mean any invention made by at least one employee or consultant (not being an employee or student of NYU) of CORPORATION and one employee or student of NYU during the Research Period of the NYU Research Project (as hereinafter defined).

                 d. "NYU Inventions" shall mean any invention relating to the NYU Research Project (as hereinafter defined) made solely by the NYU Scientist, employees or students of NYU during the Research Period and in the course of the performance of the NYU Research Project.

                 e. "NYU Know-How" shall mean any information and materials including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, materials, methods and processes and any drawings, plans, diagrams, specifications and/or other documents containing such information, discovered, developed or acquired by, or on behalf of the NYU Scientist, employees or students of NYU during the term and in the course of the NYU Research Project.

                 f. "NYU Research Project" shall mean the investigations during the Research Period (as hereinafter defined) into the Field under the supervision of the NYU Scientist in accordance with the research program described in annexed Appendix I which forms an integral part hereof.

                 g. "Research Technology" shall mean all NYU Inventions and NYU Know-How, and NYU's interest in Joint Inventions.

                 h. "Research Period" shall mean the three-year period commencing on the Effective Date hereof and any extensions thereof as to which NYU and CORPORATION shall mutually agree in writing.

                 i. "Rights Period" shall mean the period from the Effective Date to the date one year after the end of the Research Period or, in the event of early termination of this Agreement pursuant to Section 3.a. hereof, one year after the date of CORPORATION's written notice to NYU that CORPORATION elects to terminate the Agreement.

         2.      Effective Date.

                 This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until it expires or is terminated in accordance with Section 10. hereof.

         3.      Performance of the NYU Research Project.

                 a. In consideration of the sums to be paid to NYU as set forth in Section 4 below, NYU undertakes to perform the NYU Research Project under the supervision of the NYU Scientist during the Research Period. If, during the Research Period the NYU Scientist shall cease to supervise the NYU Research Project, then NYU shall promptly so notify CORPORATION and CORPORATION shall have the option to terminate this Agreement and shall have no further obligation for funding of the NYU Research Project. CORPORATION shall promptly advise NYU in writing if CORPORATION so elects. Nothing herein contained shall be deemed to impose an obligation on NYU to find a replacement for the NYU Scientist.

                 b. Nothing contained in this Agreement shall be construed as a warranty on the part of NYU that any results or inventions will be achieved by the NYU Research Project, or that the Research Technology and/or any other results or inventions achieved by the NYU Research Project, if any, are or will be commercially exploitable and furthermore, NYU makes no warranties whatsoever as to the commercial or scientific value of the Research Technology and/or as to any results which may be achieved in the NYU Research Project.

                 c. Within sixty (60) days after the end of each year of the Research Period, NYU shall prepare a detailed written report describing and summarizing the results of the work conducted on the NYU Research Project during the preceding year.

                 d. NYU will have full authority and responsibility for the NYU Research Project. All students and employees of NYU who work on the NYU Research Project will do so as employees or students of NYU, and not as employees of CORPORATION.

                 e. NYU agrees to make available and/or transfer to CORPORATION, at CORPORATION's request, a sample and/or copy of the NYU Know-How provided such NYU Know-How is available in transferable quantities and/or reproducible form.

                 f. During the term of this Agreement the Research Technology shall be used only for scientific research and shall not be used on human beings or in the diagnosis of human beings.

         4.      Funding of the NYU Research Project.

                 a. As compensation to NYU for work to be performed on the NYU Research Project during the Research Period, subject to any earlier termination of the Research Project pursuant to Section 3.a. hereof, CORPORATION will pay NYU the total sum of
                                                          , payable in six (6)
                          equal and consecutive installments every six (6) months in

Confidential portion has been omitted and filed separately with the Commission the amount of
                                   each, commencing upon the Effective Date and
                          according to the following schedule:

                          Effective Date

                          February 12, 1994

                          August 12, 1994

                          February 12, 1995

                          August 12, 1995

                          February 12, 1996

                 b. Nothing in this Agreement shall be interpreted to prohibit NYU (or the NYU Scientist) from obtaining additional financing or research grants for the NYU Research Project from government agencies, which grants or financing may render all or part of the NYU Research Project and the results thereof subject to the patent rights of the U.S. Government and its agencies, as set forth in Title 35 U.S.C. Section 200 et seq. However, NYU and the NYU Scientist are prohibited from obtaining additional financing or research grants for the NYU Research Project from other third parties.

Confidential portion has been omitted
and filed separately with the Commission

                 c. In the event CORPORATION desires to fund the NYU Research Project beyond the first three years of the Research Period, CORPORATION shall give written notice to NYU at least three (3) months prior to the termination of the Research Period and NYU and CORPORATION shall negotiate in good faith a budget and research plan to extend the Research Period, and the terms of this Agreement (other than the research plan and budget) shall continue in full force and effect with respect to such extended Research Period.

                 d. The funds or compensation paid by CORPORATION to NYU for work to be performed under this Agreement shall be placed in a separate account and expended in performance of the NYU Research Project as set forth herein.

         5.      Title.

                 a. All right, title and interest, in and to the Research Technology, and in and to any drawings, plans, diagrams, specifications, and other documents containing any of the Research Technology shall vest solely in NYU.

                 b. For so long as the NYU Scientist is employed by NYU, any and all inventions made by the NYU Scientist and relating to the Field shall be owned solely by NYU, unless such inventions are jointly made by CORPORATION personnel and the NYU Scientist and/or NYU personnel and/or NYU students, in which case such inventions shall be Joint Inventions and jointly owned with all right, title and interest vesting jointly in NYU and CORPORATION as defined under the laws of the United States of America.

         6.      Patents and Patent Applications.

                 a. NYU will require the NYU Scientist and its employees and students working on the NYU Research Project to disclose potential NYU Inventions and/or Joint Inventions to NYU's Office of Industrial Liaison promptly upon the making thereof. NYU will disclose all such NYU Inventions and/or Joint Inventions to CORPORATION in writing within sixty (60) days after such NYU Invention and/or Joint Invention was disclosed to NYU's Office of Industrial Liaison.

                 b. CORPORATION shall promptly disclose to NYU in writing the making of any Joint Invention by any employee or consultant of CORPORATION within sixty (60) days after such invention was disclosed to CORPORATION.

                 c. At the initiative of CORPORATION or NYU, the parties shall consult with each other regarding the filing and prosecution of all patent applications with respect to the NYU Inventions or Joint Inventions. Such patent applications shall be filed, prosecuted and maintained by patent counsel jointly selected by NYU and CORPORATION. Copies of all such patent applications and patent office actions shall be forwarded to each of NYU and CORPORATION on a timely basis. NYU and CORPORATION shall each also have the right to have such patent applications and patent office actions independently reviewed by other patent counsel separately retained by NYU or CORPORATION.

                 d. If CORPORATION requests and provides written approval, all applications and proceedings with respect to the NYU Inventions and Joint Inventions shall be filed, prosecuted and maintained by NYU at the expense of CORPORATION. Against the submission of detailed quarterly invoices, CORPORATION shall reimburse NYU for all reasonable out-of pocket costs and fees incurred by NYU during the term of this Agreement, in connection with the filing, maintenance, prosecution, and issuance of the NYU Inventions and/or Joint Inventions; provided, however, NYU shall not be entitled to reimbursement for patent filing, prosecution and maintenance expenses in excess of ten thousand dollars ($10,000) per year with respect to any NYU Inventions or Joint Inventions unless NYU has obtained the prior written consent of CORPORATION to such expenses. In the event CORPORATION refuses consent for such expenditures relating to a NYU Invention, NYU shall be free to pursue patent protection with respect to such NYU Invention at NYU's sole expense and all rights to such NYU Invention shall revert to NYU and CORPORATION shall have no rights with respect to such NYU Invention. In the event CORPORATION refuses consent for expenditures relating to a Joint Invention, NYU shall be free to pursue patent protection with respect to such Joint Invention at NYU's sole expense. However, all right, title and interest shall remain jointly owned and vested in NYU and CORPORATION.

                 e. CORPORATION shall have the right to comment on and approve the strategy and prosecution of the patent applications. NYU shall not abandon any applications without first consulting with CORPORATION and obtaining CORPORATION's consent for such abandonment unless abandonment is in favor of a subsequent patent application claiming the subject matter of the proposed abandoned application and the patentability of the subject matter is not negatively affected.
                          The parties agree to cooperate with each other regarding the patent applications for NYU Inventions and Joint Inventions and NYU agrees to use its best efforts to obtain and maintain any patent applications and patents on NYU Inventions and Joint Inventions.

                 f. Nothing herein contained shall be deemed to be a warranty by NYU that NYU can or will be able to obtain any patent or patents on any patent application or applications with respect to the NYU Inventions or Joint Inventions or any portion thereof, or that any of such patents will afford adequate or commercially worthwhile protection.

                 g. Nothing herein contained shall be deemed to be a warranty by CORPORATION that CORPORATION can or will be able to obtain any patent or patents on any patent application or applications with respect to Joint Inventions or any portion thereof, or that any such patents will afford adequate or commercially worthwhile protection.

         7.      License Rights.

                 a. Subject to rights of the U.S. Government and its agencies, if any, and to the provisions of this
                          Section 7.a., NYU shall grant CORPORATION an exclusive, worldwide, license with right to sublicense to make, have made, use and/or sell any products or materials, related to or covered by the NYU Inventions, and/or

                 NYU's interest in Joint Inventions, and/or NYU Know-How.("the License"). The License shall be set forth in an executed license agreement, containing other terms and provisions as shall be negotiated in good faith and using best efforts by NYU and CORPORATION. The term of the license agreement shall remain in force, unless previously terminated under the executed license agreement, until the expiration date of the last to expire patent rights or in the case of non-patentable rights, for a period of at least ten (10) years from the execution date of the license agreement. CORPORATION shall have nine (9) months from the first disclosure by NYU of an NYU Invention, Joint Inventions, or NYU Know-How to request and conclude an agreement with respect to the License. If CORPORATION has not concluded such an agreement with NYU within nine (9) months after such disclosure, CORPORATION's rights under this Section 7.a. shall terminate and NYU shall have the right to commence negotiations with a third party with respect to NYU Inventions, NYU's share of Joint Inventions and NYU Know-How disclosed to CORPORATION.

                 b. During the Rights Period. NYU shall not disclose the Research Technology to any third party except with CORPORATION's prior written consent or pursuant to Sections 9 and 12 hereof, until and unless such Research Technology has been offered to CORPORATION pursuant to Section 7.a. above and CORPORATION has failed to conclude a license agreement as provided in
                          Section 7.a. above.

                 c. If, during the Rights Period, NYU shall negotiate a license agreement with a third party relating to any part of the Research

                          Technology after the expiration Of CORPORATION's rights as provided in Section 7.a. NYU shall offer CORPORATION the right to enter into such license agreement upon the same terms and conditions negotiated with such third party; such right shall be exercisable by CORPORATION for a period of thirty
                          (30) days after receipt by CORPORATION of a copy of such negotiated agreement from NYU. If CORPORATION fails to execute such negotiated agreement within such 30-day period, NYU shall have no further obligation to CORPORATION and shall be free to execute such negotiated agreement with a third party.

         8.      Option to Acquire Shares

                 CORPORATION hereby grants NYU the option to purchase shares of the CORPORATION's Common Stock, in the quantities, and on the terms, set forth in the Stock Purchase Agreement which is annexed hereto as Appendix II. The option described herein shall be exercisable by NYU during the period commencing upon the Effective Date and terminating six (6) months thereafter ("the option period"). If NYU chooses to exercise such option, it shall given written notice thereof to the CORPORATION within the option period. Closing for the purchase of the stock shall be at such time, date and place as are mutually satisfactory to the CORPORATION and NYU, provided that such closing shall occur not later than two (2) weeks after delivery by NYU of the notice that it is exercising its option to purchase stock. Payment for the stock purchased by NYU shall be made in full at the closing by check payable to the CORPORATION. On or before the closing, NYU and CORPORATION shall enter into the Stock Purchase Agreement annexed as Appendix H.

         9.      Publication.

                 a. Prior to submission for publication or presentation of a manuscipt describing the results of any aspect of the NYU Research Project, NYU shall send CORPORATION a copy of the manuscript to be submitted or presented, and shall allow CORPORATION sixty (60) days from the date of such mailing to determine whether the manuscript i) discloses Corporation's Confidential Information or ii) contains subject matter for which patent protection should be sought for an NYU Invention or Joint Invention prior to publication or presentation of such manuscript. Should CORPORATION believe the subject matter of the manuscript discloses Corporation's Confidential Information or contains a patentable invention, then prior to the expiration of such 60-day period from the mailing date of such manuscript to CORPORATION by NYU, CORPORATION shall given written notification to NYU of its determination.

                 b. After the expiration of the sixty (60) day period from the date of mailing such manuscript to CORPORATION, unless NYU has received the written notice specified above from CORPORATION, NYU shall be free to submit such manuscript for publication or presentation to publish the disclosed research results in any manner consistent with academic standards.

                 c. Upon receipt of such written notice from CORPORATION that such manuscript discloses Corporation's Confidential Information, NYU shall delete such information from the publication or presentation.

                 d. Upon receipt of such written notice from CORPORATION that the manuscript contains patentable inventions, NYU will thereafter delay submission of the manuscript for an additional period of up to sixty
                          (60) days to permit the preparation and filing in accordance with Section 6. hereof of U.S. patent application by NYU on the subject matter to be disclosed in such manuscript. After expiration of such 60-day period, or the filing of a patent application on each such invention, whichever shall occur first, NYU shall be free to submit or present the manuscript and to publish the disclosed results.

                 e. CORPORATION shall have the right to render comments on the manuscript, if any, to NYU and/or the NYU Scientist. NYU shall consider CORPORATION's comments, but NYU's decision as to what the publication or presentation shall contain will be final, subject to compliance with c. and d. above.

         10.     Expiry and Termination.

                 a. Unless earlier terminated pursuant to Section 3.a. or this Section 10, this Agreement will terminate upon the expiration of the Rights Period. The provisions of Sections 8, 9, 10, 12 and 15 hereof shall survive and remain in full force and effect after any expiration, cancellation or termination of this Agreement, including early termination as set forth below.

                 b. At any time prior to expiration of this Agreement pursuant to Section 10.a. hereof, any party may terminate this Agreement for cause, as "cause" is described below, by giving written notice to the other party. Cause for termination by one party of this Agreement shall be deemed to exist when there has been a material breach or default by any party of any of the terms of this Agreement, and when such breaching or defaulting party has failed to cure such breach within ninety (90) days after receipt of written notice thereof from the non-breaching party.

                 c. Any party to this Agreement may, upon giving notice of termination, immediately terminate this Agreement upon receipt of notice that any other party has suspended its business.

                 d. Any amount payable hereunder by one of the parties to the other, which has not been paid by the date on which such payment is due, shall bear interest from such date until the date on which such payment is made, at the rate of one percent (1%) per annum in excess of the prime rate prevailing at the Citibank, N.A., in New York, during the period of arrears and such amount and the interest thereon may be collected or set off against any amount due, whether in terms of this Agreement or otherwise, to the party in default by any non-defaulting party.

                 e. Upon expiration or termination of this Agreement pursuant to Sections 10.a. - 10.c. above, and without execution of an agreement with respect to the License as provided in Section 7.a., all rights in and to the Research Technology shall revert to NYU and CORPORATION shall not be entitled to make any further use of the Research Technology. However, in the event that NYU Inventions and/or Joint Inventions are made during the Research Period, but the resulting patent applications are filed after the Research Period ends, CORPORATION shall have the right to a License as provided in Section 7.a.

                 f. Termination of this Agreement shall not relieve the either party of any obligation to the other party incurred prior to such termination.

         11.     No Assignment.

                 Neither CORPORATION nor NYU shall have the right to assign, delegate or transfer at any time to any party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other to such assignment, which consent shall not be unreasonably withheld. However, CORPORATION shall have the right to assign, delegate or transfer at any time, in whole or in part, any or all of the rights, duties and interest herein granted to a Corporation Entity upon giving written notice to NYU.

         12.     Confidential Information.

                 Except as otherwise provided in this Section and in Section 9, the parties agree that for the term of the Rights Period and for five (5) years thereafter, NYU shall maintain all of Corporation's Confidential information disclosed to NYU in confidence and shall not disclose it to any third party and CORPORATION shall maintain any Research Technology in confidence and shall not disclose it to any third party except to the extent the receiving party can establish that such information:

                 1. was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the providing party;

                 2. was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                 3. became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                 4. was subsequently lawfully disclosed to the receiving party by a third party.

                 Each party may disclose the other's information to the extent such disclosure is reasonably necessary in prosecuting or defending patents and litigation, complying with applicable governmental regulations and laws, and conducting clinical trials.

         13.     Representations and Warranties by CORPORATION.

                 CORPORATION hereby represents and warrants to NYU as follows:

                 (1) CORPORATION is a corporation duly organized, validly existing and in good standing under the laws of the State of California. CORPORATION has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of CORPORATION;

                 (2) There is no pending or, to CORPORATION's knowledge, threatened litigation involving CORPORATION which would have any effect on this Agreement or on CORPORATION's ability to perform its obligations hereunder; and

                 (3) There is no indenture, contract, or agreement to which CORPORATION is a party or by which CORPORATION is bound which prohibits or would prohibit the execution and delivery by CORPORATION of this Agreement or the performance or observance by CORPORATION of any term or condition of this Agreement.

         14.     Representations and Warranties by NYU.

                 NYU hereby represents and warrants to CORPORATION as follows:

                 (1) NYU is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. NYU has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Trustees of NYU;

                 (2) There is no pending or, to NYU's knowledge, threatened litigation involving NYU which would have any effection this Agreement or on NYU's ability to perform its obligations hereunder;

                 (3) There is no indenture, contract, or agreement to which NYU and/or the NYU Scientist is a party or by which NYU and/or the NYU Scientist is bound which prohibits or would prohibit the execution and delivery by NYU of this Agreement or the performance or observance by NYU of any term or condition of this Agreement; and

                 (4) That all right, title and interest in and to the Research Technology is owned solely by NYU and NYU has the sole right to grant licenses thereto and to enter into this Agreement.

         15.     Use of Name.

                 Without the prior written consent of the other party which consent shall not be unreasonably withheld in accordance with the business practices and policies of the party whose consent is sought, neither CORPORATION nor NYU shall use the name of the other party or any adaptation thereof or of any staff member, employee or student of the other party, including without limitation, in any product labeling, advertising or sales literature. However, in the event that disclosure is required in connection with any public or private offering, in connection with a lawsuit settlement involving NYU and/or Joint Inventions, in conjunction with any application for regulatory approval, or is otherwise required by law, either party can make factual statements concerning this Agreement or file copies of this Agreement so long as the other party has an opportunity to review and comment on the statements prior to such intended disclosure. The comment period shall be ten
                 (10) working days from the receipt of such statements unless the parties agree to an extension. Except as provided herein, neither NYU nor CORPORATION will issue public announcements about this Agreement.

         16.     Miscellaneous.

                 a. In carrying out this Agreement the parties shall comply with all applicable local, state and federal laws and regulations.

                 b. If any provision of this Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.

                 c. This Agreement shall be deemed to have been made in the State of New York and shall be governed and interpreted in all respects under the laws of the State of New York.

                 d. Any dispute arising under this Agreement shall be resolved in an action in the courts of New York State or the federal courts located in New York State, and the parties hereby consent to personal jurisdiction of such courts in any such action.

                 e. All payments or notices required or permitted to be given under this Agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, in the United States registered or certified mail, addressed as follows:

         To NYU:          New York University Medical Center
                          550 First Avenue
                          New York, NY 10016

                          Attention:       Isaac T. Kohlberg
                                           Vice President for
                                           Industrial Liaison
                                and

                          Office of Legal Counsel
                          New York University
                          Bobst Library
                          70 Washington Square South
                          New York, NY 10012

                          Attention:       Annette B. Johnson, Esq.
                                           Associate General Counsel




 To CORPORATION:          Calypte Biomedical Corporation
                          1440 Fourth Street
                          Berkeley, California  94710

                          Attention:       David J. Robison, Ph.D.
                                           President and
                                           Chief Executive Officer

                 or such other address or addresses as either party may hereafter specify by written notice to the other. Such notices and communications shall be deemed effective on the date of delivery or fourteen (14) days after having been sent by registered or certified mail, whichever is earlier.

                 f. This Agreement (and the annexed Appendices) constitute the entire Agreement between the parties and no variation, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both parties hereto.

                 This Agreement supersedes any and all prior agreements or understandings, whether oral or written, between CORPORATION and NYU.

                 g. No waiver by either party of any non-performance or violation by the other party of any of the convenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non- performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any party be deemed to be a waiver by such party of its rights or remedies with respect to such violation or non-performance.

                 h. The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.

                 i. It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the parties shall be limited to those set out herein and such obligations shall be several and not joint. NYU shall perform under this Agreement only as an independent contractor.

                 j. In the event of a delay caused by inclement weather, fire, flood, strike, or other labor dispute, act of God, act of governmental officials or agencies, or any other cause beyond the control of a party, such party shall be excused from performance hereunder for the period of time attributable to such delay.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the effective as of the date and year first above written.

                              NEW YORK UNIVERSITY

                              By: /s/  ISAAC T. KOHLBERG
                                  ----------------------
                                       Isaac T. Kohlberg

                              Title:  Vice President for
                                      Industrial Liaison

                              Date: August, 10th, 1993


                              CALYPTE BIOMEDICAL CORPORATION

                              By: /s/  David J. Robison
                                  ---------------------
                              Title:  President and CEO

                              Date:  August 12, 1993

                                                                      APPENDIX I

                   DETECTION OF INFECTIOUS HIV-I IN URINE OF
                            SEROPOSITIVE INDIVIDUALS

ABSTRACT

We have previously described the high prevalence of antibodies to HIV-I in urine from HIV-I seropositive individuals. Recently, we reported the presence of HIV-I proviral DNA, HIV-I RNA and p24 core protein in urine cell pellets from AIDS patients. Our data suggest that HIV-I could be transmissible via urine from seropositive individuals. Urine cell pellets and cell-free sediments from twenty urine specimens of HIV positive patients will be collected. Part of the urine cell pellet from each specimen will be incubated with TNFa which has been previously shown to be, able to stimulate the expression of HIV-I. The cells and sediments will then be cultured with PBMC from HIV-I seronegative donors. The infectivity of urine will be determined by cytopathic effects (CPE), P24 antigen assay, Polyrmerase Chain Reaction (PCR) and by Electron Microscopy. This study should help to elucidate and confirm if urine may serve as a potential infectious body fluid for HIV-I.

BACKGROUND

Human immunodeficiency virus type I (HIV-I), the etiologic agent of the acquired immunodeficiency syndrome (AIDS) has been isolated from the peripheral blood mononuclear cells (PBMC), and serum from infected individuals; it has also been found in other body fluids including cerebrospinal fluid, saliva, tears, vaginal secretions, breast milk, semen, and alveolar fluid.(1-5) Our laboratory reported that antibodies against HIV-I proteins are found in urine of HIV seropositive individuals (7). With the rapidly increasing incidence of HIV-I infection, the question of whether infectious virons of HIV can be detected in the urine from HIV-I-infected individuals becomes increasingly important, since urine could serve as a means of HIV-I transmission. Levy et al., detected HIV-I in one of five urine specimens examined (8). However, Skolnik et al., were unable to detect HIV-I in the urine specimens from HIV-I seropositive individuals examined (9). Recently, we reported the presence of HIV-I proviral DNA sequences in centifuged fresh cell pellets from urine of HIV-I infected individuals (10). Furthermore, we detected HIV-I RNA and p24 core protein in these urine cell pellets as well (11). The question is raised whether the urine from HIV-I infected host could potentially serve as an infectious body fluid for transmission of AIDS. 1) Urine specimens in general frequently contains small numbers of mononuclear cells (<2 x 106/24 hours); these same cells when located in blood or lymph nodes are known to serve as reservoirs of HIV. 2) A variety of renal diseases have been described in HIV-I infected patients such as nephropathy associated with tubulointersitial mononuclear cells infiltrate (12). In addition, the incidence of urinary tract infections is increased in the HIV-I infected host (12). It is probable that the number of mononuclear cells found in urine of AIDS patients may be greater than that found in healthy subjects. 3) The structural cells and tissues of the genitourinary tract, other than the mononuclear cells may be susceptible to infectious HIV-I. It has been shown that g1omerular endothelial and mesangial cells can be infected by HIV-I in vitro (13). Hypothetically, the cellular components found in the urine of an HIV-infected host could contain infectious virus. As a matter of fact, we have shown that genomic fragments of HIV-I are present in the cells found in the centrifuged urine pellets from some HIV-I sempositive individuals (11). These data suggest that HIV-I could be transmissible via urine from HIV-I seropositive individuals which has not been previously examined in great detail.

In the only previous report concerning the absence of infectious HIV-I in urine of seropositive patients. 36ml of ultracentifuged urine pellets were used as the source of

HIV-I for cell culture; in that study the mononuclear cells found in urine pellets were likely to have been disrupted during the ultracentrifugation procedure. The infectivity of HIV-I virions of HIV-I might be diminished in presence of concentrated various salts or crystals usually found in urine, such as oxylated and urates, which would be precipitated with the virus at 40C for
1.5 hours. It has been shown that tumor necrosis factor alpha (TNFa) is capable of inducing HIV-I expression in cells infected with HIV-I (14). The activity of HIV-I found in cells of urine might be enhanced by TNF-a and therefore be more easily detected. It is possible that HIV-I virions present in urine might prove to be infectious if the conventional method used for collection and detection are modified.

PRELIMINARY STUDIES AND RESULTS

See two previously published papers (attached).

SPECIFIC AIMS

To determine whether urine from HIV-I infected individuals is potentially an infectious body fluid for the transmission of HIV-I.

EXPERIMENTAL DESIGN AND PROCEDURES

         A) Initially the urine samples from a group of about 100 HIV-I seropositive individual will be screened for the presence of HIV-I sequences in their fresh urine pellets by Polyrmerase Chain Reaction (PCR), Reverse Transcriptation-PCR (RTR-PCR), and in situ hybridization as we have described previously (10,11).

         B) We expect to find at least 20 HIV-I positive urine specimens to be used for the following studies (see schematic diagram). Urine specimens will be first centrifugated at 3000 rpm at 40C for 5 minutes to obtain the cell pellets and the urine supernants will then be ultracentrifuged at 30,000 rpm at 4O C for 1.5 hr to obtain cell-free virus, if present. The urine cell pellets will be washed X3 with HBSS containing Gentarmycin 50gg/ml, and Amphotericin B l5gg/ml. The ultracentifugated cell-free sediment will be resuspended in HBSS containing these antibiotics. Half of the urine cell pellets from each individual will then be resuspended in RPMI 1640 medium supplemented with 10% fetal calf serum and 100 units of TNF-a/ml (Genzyme) at 370C for 24 hours. The cells and sediments from urine will also be cultured with 5 x 106 PBMC from HIV-I seronegative donors in RPM2 1640 medium containing 2gg/ml polybrene (Sigma, St. Louis) and 10% interleukin-2 (Sigma), supplemented with Penicillin 25ORg/ml. Streptomycin 250gg/ml, herpes buffer (0.01M), L-glutamine
                 (2mM) and 20% heat-inactivated fetal calf serum. The donor PMBC used will have been separated by ficoll-hypaque differential centrifugation and then stimulated for 3 to 4 days with 10% IL-2 and 10gg/ml of phytohemagglutinin-p (PHA-p:
                 Sigma. St. Louis) in RPMI-1640 medium.

                 The cultures will be incubated at 370C in 5% CO2 atmosphere for 6 weeks. Half the media of each culture will be changed twice a week. Fresh PBMC stimulated with PHA-p will be added to the cultures once each week for 6 weeks.

         C)      The presence of infectious HIV in Urine will be determined by:

                 1) Cytopathic effect (CPE) including syncytia by microscopy examination,

                 2) Cultures will be tested twice weekly for the presence of HIV-I P24 antigen. by ELISA (Abbott Laboratories)
                 3) Aliquots of the cell cultures will be collected once weekly to detect H1V-I DNA and/or RNA by PCR and RT-PCR methods (11).
                 4) Electromicroscopy examination of the culture for possible detection of HIV-I infection will be performed (15).

In summary, utilizing the modified methods proposed in this proposal, we hope to ascertain whether the fragments of HIV-I we have recently detected and described in the urine pellets of seropositive individuals could represent infectious virus.

REFERENCES:

1. Fujikawa, L.S.S.L., Salhuddin, D. Ablashi, et al., HTLV-III in the tears of AIDS patients. Ophthalmology 1986 93: 1479-1481.
2. Ho, D.D., T.R. Rata, R.T. Schooley, et al. Infrequency of isolation of HTLV-III virus from saliva in AIDS. 1985 N. Engl. J. Med. 313:
         1606.
3. Ho, D.D., T.R. Rata, R.T. Schooley, et al. Isolation of HTLV-III from cerebrospinal fluid and neural tissues of patients with - neurologic syndromes related to the acquired immunodeficiency syndrome. 1985 N. Engl. J. Med. 313: 1493-1497.
4. Thing, L., S. Sprecher-Goldberger, T. Jonckheer, et al. Isolation of AIDS virus from cell-free beast milk of three health virus carriers. 1985 Lancet ii 891-892.
5. Vogt, M.W., D.J. Witt, D.Z. Craven, et al. Isolation patterns of the human immunodeficiency virus from cervical secretions during the menstrual cycles of women at risk for the acquired immunodeficiency syndrome. 1987 Ann. Intern. Med. 106: 380-382.
6. Ho, DD, Schooley RE, Rota RT: HTLV-III in the semen and blood of a healthy homosexual man. Science 1984 226:451-453.
7.       Cao YZ, Friedman-Kien AE, Chuba VJ.  IgG antibodies to HIV-I in urine
         of HIV-I seropositive individuals.   Lance 1988, i:831-832.
8. Levey, J.A., L.S. Kaminsky, W.J.W. Morrow, et al. Infection by the retrovirus associated with the acquired immunodeficiency syndrome. Ann. Intern. Med. 1985 103: 694-699.
9. Skolnick PR, Kosloff BR, Bechtel LJ et al., Absence of infectious HIV-I in the urine of seropositive viremic subjects. 1989. L Infect. Dis. 160:1056-1060.
10. Li JJ, Friedman-Kien AE, Huang YQ. HIV-I DNA proviral sequences in fresh urine pellets from HIV-I seropositive persons. 1990 Lancet 6:1590-1591.
11. Li, J.J., Huang, Y.Q., Poiesz, B.J. et al. Detection of Human Immunodeficiency Virus Type I (HIV-I) in Urine Cell Pellets fro HIV-I Seropositive Individuals. 1992 30: 1051-1055.
12. Mazbar SA, Schoenfeld PY, Humphre MG. Renal involvement in patients infected with HIV-I: Experience at San Francisco General Hospital. Kidney Int. 1990 37: 1325 - 1332.
13. Green, D.F., Resnick, L., and Bourgolgere. J.J. HIV infects glomerular endothelial and mesangial but not epithelial cells in vitro. 1992 41: 956-960.
14. Poll G, Kinter A, Justement JS et al. Tumor necrosis factor 2 functions in an antocrine manner in the induction of human immunodeficiency virus expression. Proc. Nat]. Acad. Sci. USA
         1990 87: 782-785.
15. Huang YQ, Li JJ, Kim KS, Nicolaides A. Zhang WG, Le J., Poiesz BJ, Friedman-Kien AE. HIV-I infection and modelation of cytokines and growth factor expression In Kaposi's sarcoma-derived cells in vitro. AIDS 1993 7: 317-322.

24 hour Urine Specimens from HIV-I seropositive Individuals


                                   centrifuge
                                    3000 rpm



         cell pellet                                  supernatant

                                                         centrifuge
                                                         30,000 rpm

         wash (3x)                                   cell-free pellet



         cell pellet

incubate                No TNF2
with
TNF2


         culture resulting cell                culture resulting pellet
         pellets with PBMC                     with PBMC



                    detection of HIV-I by CPE, PCR, P24, EM

                                                                     Appendix II





                         CALYPTE BIOMEDICAL CORPORATION

                            STOCK PURCHASE AGREEMENT



         This agreement is made as of the    day of             1993, between
Calypte Biomedical Corporation, a California corporation (the "Company") and New York University (the "Purchaser").

1.       Purchase and Sale of Stock.

         The Company hereby sells to the Purchaser and the Purchaser hereby
         purchases from the Company,         shares of the Company's Common
         Stock (the "Shares") at a purchase price of        per share for an
         aggregate purchase price of       .  The Company will promptly, after
         delivery of this Agreement and a check for the aggregate purchase price, issue a certificate representing the Shares registered in the name of the Purchaser.

2.       Legends.

         All certificates representing any of the Shares shall have endorsed thereon legends in substantially the following form:

         a. "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE."

         b. Any legend required to be placed thereon by the California Commissioner of corporations, or required by the applicable blue sky laws of any state.

3.       Company's Representations.

         In connection with the purchase of the Shares, the Company hereby represents and warrants to the Purchaser as follows:

         a. Authorization; Valid Issuance. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares being sold hereunder has been taken. The Shares, when issued and delivered pursuant to this Agreement, for the consideration set forth herein, will be duly and validly issued, fully-paid, and non-assessable.

Confidential portion has been omitted and filed separately with the Commission

         b. Capitalization. The authorized number of shares of Common Stock of the Company is 52,000,000. The authorized number of shares of Preferred Stock of the Company is 42,075,510, of which 1,000,000 shares are designated Series A Preferred Stock, 8,048,472 shares are designated Series B Preferred Stock, 17,027,038 shares are designated Series C Preferred Stock, and 16,000,000 are designated Series D Preferred Stock.

         As of June 20, 1993, 5,207,780 shares of Common Stock are issued and outstanding and 1,000,000, 8,048,472, 17,027,038, 9,999,998 shares of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, respectively, are issued and outstanding. In addition, the Company has issued a warrant exercisable for 120,000 shares of Series D Preferred Stock, which warrant can be exercised at $0.84 per share. Also, the Company has issued options to acquire 2,655,461 shares of Common Stock, and has 2,254,458 shares of Common Stock available for issuance pursuant to the Company's 1990 Stock Option Plan.

         The Series A Preferred Stock is not convertible into Common Stock. Each share of Series B, Series C, and Series D Preferred Stock is currently convertible into one share of Common Stock, subject to future adjustments set forth in the Company's Restated Articles of Incorporation. Accordingly, the Company's fully-diluted capitalization (including the Common and Preferred Stock outstanding, the warrant, and the outstanding options but excluding the remaining Common Stock available for issuance pursuant to the Company's 1990 Stock option Plan) stated on a Common Stock-equivalent basis, excluding the shares issued hereby, is 43,058,749 shares of Common Stock.

4.       Purchaser's Representations.

         In connection with its purchase of the Shares, the Purchaser hereby represents and warrants to the Company as follows:

         a. Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for investment and not with any present intention of selling or otherwise disposing of the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole nor in part for any other person.

         b. Information concerning company. The Purchaser has had the opportunity to discuss the plans, operations, and financial condition of the Company with its officers and has received all information the Purchaser has deemed appropriate to enable the

Purchaser to evaluate the financial risk inherent in investing in the Shares.

         c. Economic Risk. The Purchaser realizes that the purchase of the Shares involves a high degree of risk, and the Purchaser is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its value.

         d. Accredited investor. The Purchaser is an "accredited investor" as defined under Regulation D of the Act.

         e. Restricted Securities. The Purchaser acknowledges that the sale of the Shares has not been registered under the Act. The Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available, and the Company is under no obligation to register the Shares.

         f.      Disposition under Rule 144.  The Purchaser understands:

                 1. that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act which limits the sale of the Shares in a public market transaction;

                 2. that the exemption from registration under Rule 144 will not be available, in any event, for at least two years from the date of purchase of and actual payment for the Shares, and even then will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 are complied with; and

                 3. that certain sales of the Shares may be made only in limited amounts in accordance with such terms and conditions.

5.       Market Standoff Agreement.

         In the event that the Company should propose to offer its securities to the general public in an initial public offering, the Purchaser agrees, at the option of the managing underwriters of such offering, not to sell any securities of the Company, other than securities registered in such offering, for a period specified by the Company not to exceed 180 days from the effective date of the registration statement filed with the Securities and Exchange Commission, pursuant to which such offering is to be made. The Purchaser further agrees, upon the request of such managing underwriter or underwriters, to execute and deliver such further agree-ments and instruments, consistent herewith, as it or they may reasonably request to effect this limitation.

6.       Right of First Refusal.

         Before any of the Shares registered in the name of the Purchaser or of any transferee thereof may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company as follows:

         a.      The Purchaser shall deliver a notice to the Company stating
(i) the Purchaser's bona fide intention to sell or transfer such Shares, (ii) the number of such Shares to be sold or transferred, and (iii) the price for which the Purchaser proposes to sell or transfer such shares, and (iv) the name of the proposed purchaser or transferee.

         b. Within twenty (20) days after receipt of such notice, the Company or its assignee may elect to purchase all, but not less than all, Shares to which the notice refers, at the price per share specified in the notice. Full payment for all the Shares to which the notice refers shall be made by cash or check to the Purchaser within thirty (30) days after receipt of the notice.

         c. If the Shares to which the notice refers are not elected to be purchased as provided in Section 6b, the Purchaser may sell the Shares to any person named in the notice at the price specified in the notice or at a higher price, provided that such sale or transfer is consummated within sixty (60) days of the date of the notice to the Company, and, provided further, that any such sale is in accordance with all the terms and conditions hereof.

         d. Any shares so transferred will continue to be subject to the right of first refusal provided in this Section 6.

         The provisions of this Section 6 shall terminate on (i) the effective date of a registration statement filed by the Company under the Act, with respect to an underwritten public offering of Common Stock of the Company or
(ii) the closing date of a sale of substantially all of the assets or merger of the Company pursuant to which shareholders of the Company receive securities of a buyer whose shares are publicly traded.

7.       Registration Rights.

         The Purchaser is hereby granted the "piggyback" registration rights set forth in Section 9.5 of that certain Agreement for the Purchase and Sale of Series D Preferred Stock dated as of December 28, 1992 by and between the Company and the purchasers set forth in Exhibit A to such agreement (the "Series D Agreement") including, without limitation, the indemnification rights set forth in Section 9.12, and the Purchaser shall obtain the benefit of, and agrees to be bound by, the applicable terms and conditions of Section 9 of the Series D Agreement as though the Purchaser were a Holder and the Shares were Registrable Securities under Section 9 of the Series D Agreement.
Attached hereto as Exhibit A is a copy of Section 9 of the Series D Agreement.

         The granting of the foregoing registration rights does not conflict with any other obligation of the Company.

8.       Governing Law.

         This agreement shall be governed by the laws of the State of California, without regard to their conflicts of laws provisions.

9.       Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


NEW YORK UNIVERSITY                CALYPTE BIOMEDICAL CORPORATION


By:                                By:
   --------------------------          --------------------------------
                                       David J. Robison, President
Title:                                 and Chief Executive Officer
      -----------------------

Address:
        ---------------------

                                   EXHIBIT A





                                   SECTION 9

                 RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

         9.1 Restrictions on Transfer. The Securities shall not be sold, assigned, transferred, or pledged except upon the conditions specified in this section, which conditions are intended to, among other things, ensure compliance with the provisions of the Act (as defined herein). Each Purchaser shall cause any proposed transferee of the securities held by a Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section.

         9.2 Certain Definitions. As used in this Agreement, the following definitions shall apply:

         "Act" means the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the commission thereunder, as shall be in effect at the time.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Act.

         "Holder" means any holder of outstanding Registrable securities; provided, however, that for all purposes under this Section, the holder of any Shares shall be deemed to be the Holder of the Registrable Securities into which such Shares are then convertible.

         "Initiating Holders" means any Holders of not less than 50% of the Registrable Securities in the aggregate.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means (i) the Conversion Stock; (ii) shares of the Company's Common Stock issuable or issued upon conversion of the Company's Series C Preferred, Stock; (iii) shares of the Company's Common Stock issuable or issued upon conversion of the Company's Series B Preferred Stock;
(iv) exclusively for purposes of registrations pursuant to Section 9.5 hereof, up to 43,193 shares of Common Stock issuable to Arthur R. Engel ("Engel"); and
(v) any shares of Common Stock of the Company issued or issuable, directly or indirectly, in respect of the Conversion Stock, Series C Preferred Stock, Series B Preferred Stock or such stock issued to Engel, upon any stock split, stock dividend, recapitalization, or similar event, or any shares of Common Stock otherwise issued or issuable with respect to such stock; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or sold to the public, or any Registrable Securities sold by a person in a transaction in which his rights under this Section 9 are not assigned.

         "Registration Expenses" means all reasonable expenses incurred by the Company in complying with Sections 9.5 and 9.6, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale.

         "Restricted Securities" means the securities of the Company required to bear the legends set forth in Section 9.3.

         9.3 Restrictive Legends. Each stock certificate representing (i) the Securities (including the Conversion Stock) or (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 9.4) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND

         NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

         COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

         Each Purchaser and holder of any Securities consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer described in this Section.

         9.4 Notice of Proposed Transfers. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Act covering the proposed transfer, the holder thereof shall give written notice (the "Notice") to the Company of such holder's intention to make such transfer. The Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. The holder shall also provide to the Company a written opinion of legal counsel who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act, provided that no such opinion need be provided with respect to a transfer to any partner of any Purchaser which is a partnership. Each stock certificate evidencing the Restricted Securities so transferred shall bear the appropriate restrictive legends set forth in Section 9.3, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for the Company such legends are not required in order to establish compliance with any provisions of the securities laws.

         9.5     Company Registration.

                 (a) Notice of Registration. If at any time or from time to time, the Company shall determine, to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company shall:

                 (i)      promptly give to each Holder written notice thereof;
and

                          (ii)    include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by each Holder received by the Company within 15 days after the Company mails such written notice, subject to the provisions below.

                 (b) Underwriting. The right of any Holder to registration pursuant to this Section 9.5 shall be conditioned upon the participation by such Holder in such underwriting, if any, and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 9.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by Holders, provided that the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders and other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the, above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 9.5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         9.6     Requested Registration.

                 (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities held by such Initiating Holders, then the Company shall:

                          (i)     promptly give written notice of the proposed
registration, qualification, or compliance to all other Holders; and

                          (ii)    as soon as practicable, use its most diligent
efforts to effect all such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company;

         provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 9.6:

                                  (A)      in any jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

                                  (B)      during the period starting with the
date sixty days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or initiated by security holders);

                                 (C)      unless the aggregate gross offering
price thereof would be at least $10,000,000; or

                                  (D)      after the Company has effected one
such registration pursuant to this Section 9.6 and such registration has been declared or ordered effective.

         Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within 120 days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to the Initiating Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company or its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a reasonable period not to exceed an additional 120 days.

                 (b) Underwriting. The right of any Holder to registration pursuant to this Section 9.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

         The Company shall (together with all Holders and holders of other securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 9.6, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and no other securities will be included in such registration until all Registrable Securities requested to be included in such registration have been included therein and the Registrable securities included in such registration shall be allocated among all Holders. electing to participate in such registration as nearly as practicable in proportion to the number of Registrable Securities held by each such holder. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in such underwriting the right to include additional Registrable Securities in the same proportion and manner used in determining the underwriter limitation in this Section 9.6(b). If as a result of such withdrawals, the

Holders whose Registrable Securities are to be registered do not own a majority of the outstanding Registrable Securities, then the request for such registration shall be deemed to have been withdrawn.

         If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         9.7 Form S-3-Registration. In case the Company shall receive from a Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to an amount of the Registrable Securities owned by such Holder or Holders for which the anticipated aggregate offering price would be at least $1,000,000, the Company shall:

                 (a) promptly give written notice of the proposed registration, and any related qualification or compliance to all other Holders; and

                 (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 9.7: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and -its shareholders for such Form S-3 Registration to be effected at such time, in which event the company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty
(120) days after receipt of the initiating request of the Holder or Holders under this Section 9.7; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (3) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this
Section 9.7; or (4) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 9.7 shall not be counted as a request for registration or registrations effected pursuant to Sections 9.5 or 9.6.

         If the registration to be effected pursuant to this Section 9.7 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to the Company selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to Section 9.7 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the registrable securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among such Holders in proportion to the respective amounts of Registrable Securities which would be held by each of such Holders at the time of filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section, the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

         9.8     Expenses of Registration.

                 (a) All Registration Expenses incurred in connection with the registration, qualification or compliance 'pursuant to Sections 9.5 and 9.6 shall be borne by the Company; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to
Section 9.6, the request of which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Initiating Holders of securities (including Registrable Securities) requesting or causing such withdrawal pro rata in accordance with the number of shares initially sought to be registered; except that if Holders of a majority of the Registrable Securities so elect, all Registration Expenses relating to any withdrawn registration initiated under Section 9.6 will be paid by the Company, and such withdrawn registration shall be counted as the one demand registration -to which Holders are entitled under Section 9.6.

                 (b) All Registration Expenses and selling expenses incurred in connection with a registration, qualification, or compliance pursuant to Section 9.7 shall be borne pro rata by the Holder or Holders requesting the registration on Form S-3 according to the number of Registrable Securities included in such registration.

         9.9 Letter or Opinion of Counsel in Lieu of Registration. If in the opinion of counsel for the Company concurred in by counsel for the Holders, no registration under the Act is required in connection with the disposition of the Registrable Securities covered by any request made under Sections 9.5 and
9.6 in the manner in which they propose to dispose of the Registrable Securities included in such request, the Company need not comply with such request or requests; provided, however, that the Company shall not be so relieved of its obligations under Sections 9.5 and 9.6 unless such opinion of counsel for the Company shall have been mailed by the Company to such Holders within fifteen (15) days after the Company's receipt of their request or requests; and provided, further, that if counsel for the Company has opined that no registration is required in connection with any such disposition, such counsel shall further opine as to whether the removal of any legend from certificates representing all shares to which such opinion refers is permissible, and, if so, the Company shall remove from such certificates all legends no longer required thereon and shall rescind any stop-transfer instructions previously communicated to its transfer agent relating to such shares.

         9.10 Lock-up. Each Purchaser (or other holder of any Securities) hereby agrees not to offer, sell, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person during such period, not to exceed 120 days, following the effective date of the registration statement for the Company's initial underwritten public offering as is requested by the managing underwriter for such offering, provided that all officers, directors and holders or 1% or more of the outstanding capital stock of the Company and all other persons with registration rights are bound by similar restrictions. Such restriction shall not apply to shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such shares until the end of such period.

         9.11 Registration Procedures. If and whenever the company is required by the provisions of this Section to use its most diligent efforts to effect promptly the registration of Registrable Securities, the Company shall:

                 (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein.

                 (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than one hundred eighty (180) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 or S-18 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than ninety (90) days in the case of a registration statement on Form S-3.

                 (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

         9.12 Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Section:

                 (a) The Company will indemnify each Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company in connection with any such registration, qualification or compliance, and the company will reimburse each such Holder, each of its officers and directors and partners and such Holders' separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                 (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                 (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.'

                 (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties-' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         9.13 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

         9.1.4 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at-any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the. Common Stock of the Company, the Company shall use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, beginning 90 days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Act;

                 (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

                 (c) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after-90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) , and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         9.15 Assignment of Registration Rights. The rights to cause the Company to register securities granted under this Section may be assigned to a transferee or assignee in connection with the transfer or assignment of shares of Registrable Securities only if (i) such shares represent at least 1% of the outstanding shares of the Company's capital stock (assuming conversion of all Preferred Stock to Common Stock) on the date of such assignment, or (ii) the transfer of such shares occurs in a distribution from a Purchaser which is a partnership to a partner thereof.

         9.16 Amendment of Registration Rights. The registration rights provided in this Section may be-Amended with the written consent of the Company and the holders of 51% of the Registrable Securities.

         9.17 Amendment of Old Agreement. Holders of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock hold registration rights provided under an Agreement for the Purchase and Sale of Series C Preferred Stock dated as of October 18, 1991, and the Addendum thereto dated as of February 28, 1992, (collectively, the "Old Agreement"). Section 9.16 of the Old Agreement provides that Section 9 of the Old Agreement may be amended with the written consent of the Company and holders of 51% of the "Registrable Securities," as such term is defined in the Old Agreement. The Purchasers include holders of in excess of 51% of such "Registrable Securities." By their execution hereof, the Company and the Purchasers which have registration rights under the Old Agreement agree that, effective at the First Closing hereunder, the rights of holders of "Registrable Securities" under the Old Agreement shall be superseded in their entirety by the registration rights under Section 9 of this Agreement.